Exhibit 3.1

For Ministry Use Only	Ontario Corporation Number
À l’usage exclusif du ministère	Numero de Ia société en Ontario

1723023

Form 1 Business Corporations Act	ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS
	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale de Ia société: (Écrire en LETTRES MAJUSCULES SEULEMENT)
Formule 1 Loi sur les sociétés par actions	T	.	B	.	M	I	N	I	N	G	V	E	N	T	U	R	E	S	I	N	C	.

	2.	The address of the registered office is: Adresse du siège social:

1136 Alloy Drive
(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro ou numéro de Ia R.R. et, s’il s’agit d’un édifice á bureaux, numéro du bureau)

		Thunder Bay																		ONTARIO		P	7	B	6	M	9
		(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau do poste)																					(Postal Code) (Code postal)

																		minimum/minimal					maximum/maximal
	3.	Number (or minimum and maximum number) of directors is/are:
		Nombre (ou nombres minimal et maximal) d’administrateurs:																1						10

4.	The first director(s) is/are: Premier(s) administrateur(s):	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code

Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalite, la province, le pays et le code postal

Resident Canadian? Yes or No Résident canadien? Oui/Non
First name, middle names and surname
Prénom, autres Prénoms et nom de famille

	Dan Mechis											442 Oliver Road											Yes
Thunder Bay, Ontario P7B 2G3

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07116 (01/2002)

5. Restrictions if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

6. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre:

One class of shares in an unlimited number to be designated as common shares.

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07116 (01/2002)

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut être émise en série:

1. Dividends

1.1. The holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the Board of Directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine, and all dividends which the Directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2. Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

3. Voting Rights

3.1 The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation.

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07116 (01/2002)

8. The issue, transfer or ownership of shares is / is not restricted and the restrictions (if any) are as follows:
L’émission, le transfert ou la propriété d’actions est / n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes:
None
Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07116 (01/2002)

9. Other provisions if any:
Autres dispositions, s’il y a lieu:
None
Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07116 (01/2002)

10. The names and addresses of the incorporators are:
Noms et adresses des fondateurs:
	First name, middle names and surname or corporate name Prénom, autres prénoms et nom de famille ou dénomination sociale	Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu au complet, adresse du siège social ou adresse de l’établissement principal, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité et le code postal

	Dan Mechis	442 Oliver Road
Thunder Bay, Ontario P7B 2G3

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.
Signatures of incorporator(s)/
Signatures des fondateurs

/s/ Dan Mechis
Dan Mechis
Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07117 (06/01)